Exhibit 23.1


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               Consent of Independent Certified Public Accountants








The Board of Directors
HBancoporation, Inc.
619 12th Street
Lawrenceville, Illinois 62439

Gentlemen:

         We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to HBancoporation, Inc.'s 1997 Stock Option and Incentive Plan, of our report dated July 15, 1997, on our audits of the consolidated financial statements of HBancoporation, Inc. for the years ended June 30, 1997, 1996 and 1995 which report is incorporated by reference in the Annual Report on Form 10-KSB.


                                        /s/ Kemper CPA Group, L.L.C.
                                        ----------------------------
                                        Kemper CPA Group, L.L.C.


Washington, Indiana
October 1, 1997